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                                                               EXHIBIT 10.27 (A)

                SECOND AMENDMENT TO CORPORATE HEADQUARTERS LEASE

        THIS SECOND AMENDMENT TO CORPORATE HEADQUARTERS LEASE (this "Amendment") is made and entered into effective as of the 13th day of December, 2001, by and between WDS-DUBLIN, LLC, a California limited liability company ("Landlord"), and SYBASE, INC., a Delaware corporation ("Tenant"). The "Lease" shall mean the Existing Lease as defined in the First Amendment as modified by such First Amendment.

                                    RECITALS

        A. Landlord has represented to Tenant that Building B within the Premises will receive a certificate of occupancy, and therefore be delivered, prior to Building A receiving its certificate of occupancy and being delivered.

        B. Given this, there has been a disagreement between the parties as to when rent will commence under the Lease.

        NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and total sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as set forth below. All terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

        1. References in the Lease to "First Increment" shall mean the first building for which a certificate of occupancy is delivered (Building B) and to "Second Increment" shall mean the second building for which a certificate of occupancy is delivered (Building A), except for clause (iii) of Section 3.1(a) which shall read "the Substantial Completion Date for Building B." Except as amended by the foregoing clause, Section 3.1 of the Lease shall be unchanged.

        2. Landlord and Tenant hereby agree that the Rent Commencement Date for the Premises shall be December 16, 2001. Notwithstanding anything contained in the Lease to the contrary, Base Rent for the months of December 2001, January 2002 and February 2002 shall be payable by Tenant to Landlord as follows;

               (a) First Increment (Building B). For the month of December 2001, Tenant shall pay Landlord fifty percent (50%) of the full month's rent on Building B as if the Rent Commencement Date for Building B occurred on December 1, 2001. Landlord anticipates receiving a Certificate of Occupancy (hereinafter defined) for all spaces within Building B with the exception of the cafeteria space located on the (1st) floor of Building B on or before December 20, 2001. Landlord anticipates receiving a Certificate of Occupancy on the cafeteria space located on the first (1st) floor of Building B on or before January 2, 2002. Subject to the rent credits set forth in subparagraph (c) below, Tenant shall pay Landlord full monthly rent in accordance with the Lease on Building B for the months of January 2002 and February 2002.

               (b) Second Increment (Building A). For the month of December 2001, Tenant shall pay Landlord twenty-five percent (25%) of the full month's rent on Building A as if the Rent Commencement Date for Building A occurred on December 1, 2001. Commencing on January 1, 2002, and continuing through and including January 13, 2002, Tenant shall pay to Landlord an


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        amount of Base Rent equal to twenty-five percent (25%) of thirteen (13)
        days of Per Diem Base Rent (hereinafter defined) for the month of January 2002. Commencing on January 14, 2002, and continuing through and including January 31, 2002, Tenant shall pay to Landlord one hundred percent (100%) of eighteen (18) days of Per Diem Base Rent for Building
        A. Subject to the rent credits set forth in subparagraph (c) below, Tenant shall pay Landlord full monthly rent in accordance with the Lease on Building A for the month of February 2002. As used herein, the term "Per Diem Base Rent" shall mean the total rent that would be due and payable by Tenant to Landlord under the Lease for the applicable month as if the Rent Commencement Date occurred on the first day of such month, divided by the number of days in the applicable month. Landlord anticipates receiving a Certificate of Occupancy on all of the spaces in Building A except for the fourth (4th) floor of Building A on or before January 11, 2002. Landlord anticipates receiving a Certificate of Occupancy on the fourth (4th) floor of Building A on or before January 26, 2002. As used in subparagraphs (a) and (b) hereof, the term "Certificate of Occupancy" shall mean a certificate of occupancy (whether temporary or final) from the City of Dublin, California, with respect to the applicable space.

               (c) Rent Credits. In the event Landlord does not obtain a Certificate of Occupancy with respect to any of the applicable spaces referred to in subparagraph (a) or (b) hereof on or before the respective delivery dates set forth above, Tenant shall receive a rent credit against Base Rent due through February 2002 on a floor-by-floor basis in an amount equal to two (2) days of Per Diem Base Rent for such applicable space for each day of delay in delivering the applicable space times a factor of seventy-five percent (75%). For example, in the event Landlord delivers a Certificate of Occupancy for the cafeteria space on the first (1st) floor of Building B on January 4, 2002, instead of on January 2, 2002, then Tenant shall be entitled to receive a rent credit against the Base Rent due and owing for Building B in the amount equal to seventy-five percent (75%) of four (4) days of Per Diem Base Rent for the first (1st) floor, being the floor on which the cafeteria space is located. All of such credits shall be taken by Tenant against the Base Rent due and payable through February, 2002. In the event there are rent credits attributable to February, 2002 and Tenant has not applied such credits to rents payable for the month of February, 2002, Landlord shall pay to Tenant a refund in the amount of such unapplied credits on or before March 1, 2002. In no event shall Tenant be entitled to any rent credits under this Amendment for the period of time after March 1, 2002. Tenant's remedies in the event the Substantial Completion Date for Building A is after February 28, 2002, shall include the provisions of Section 2.3(b) of the Lease providing for liquidated damages and its rights under the Continuing Guaranty of Lease and Reimbursement Agreement by Wilcox Development Services, Inc., Cawley Holdings Ltd. and Wilcox Development Services I, Ltd. in favor of Sybase effective January 28, 2000. Tenant shall not be required to pay any additional rent to Landlord in the event the spaces in the buildings for which a Certificate of Occupancy is anticipated to be delivered by the anticipated dates set forth in this Amendment are in fact delivered prior to the anticipated dates set forth in this Amendment.

        3. Section 2.4 of the Lease is hereby amended and modified by revising the first sentence thereof to read in its entirety as follows: "Subject to extension as provided in Section 2.5 below, the "Expiration Date" shall be January 31, 2017, unless Landlord has not obtained a Certificate of Occupancy on all of the spaces in the Premises prior to January 31, 2002, in which case the Expiration Date shall be extended on a day for day basis for each day after January 31, 2001 until Landlord has received a Certificate of Occupancy on all spaces in the Premises. For example, in the event Landlord obtains a Certificate of Occupancy on all of the spaces in the Premises on February 9, 2002, then the Expiration Date shall be February 8, 2017. In no event shall the Expiration Date be later than February 28, 2017."


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        4. Landlord shall be responsible for notifying iStar Financial, Inc. of this Amendment and obtaining approvals that are required by iStar, if any. Landlord and Tenant acknowledge that a prior draft of this Amendment was executed by Landlord and Tenant and dated November 19, 2001 and was not approved by iStar (the "Prior Draft"). The Prior Draft of the Second Amendment to Corporate Headquarters Lease is null and void as if such document was not signed and delivered by Landlord and Tenant.

        Except as modified above, the Lease remains in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed and delivered, each by its duly authorized representative, effective as of the date and year set forth above.

LANDLORD:                                     TENANT:

WDS-DUBLIN, LLC,                              SYBASE, INC.,
a California limited liability company        a Delaware corporation

By:        Wilcox Interest, Inc.,             By:     /S/ PIETER VAN DER VORST
           a Texas corporation,               --------------------------------
           its Managing Member                Name:   Pieter Van der Vorst
                                              Title:  Chief Financial Officer



By:        /S/ STEPHEN B. PLATT
           ------------------------------
Name:      Stephen B. Platt
Title:     President